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                                  EXHIBIT 99.1

PRESS RELEASE

ESCALADE, INCORPORATED ANNOUNCES THIRD QUARTER EARNINGS

THIRD QUARTER ENDED OCTOBER 4, 2003

         Evansville, IN (October 24, 2003) -- Escalade, Incorporated (NASDAQ:
ESCA) announced that the company produced record sales and earnings for the quarter. Net Sales increased 42% to $73,660,000 and net income increased 48% to $6,125,000 or 95(cent) per share versus 64(cent) for the same quarter last year. This brings net sales to $152,600,000 for the first three quarters of this year, a 50% increase as compared to the prior year while net income moved up 25% to $8,385,000 or $1.29 per share as compared to $1.03 for the same period last year.

         Net sales at Escalade Sports increased 22% for the quarter to $54,280,000 pushing year to date net sales to $91,870,000, a 17% increase. The recent Bear Archery acquisition contributed a little less than half of the quarter's increase with the balance attributable to increased product placement and comparison to a weak 2002 third quarter where product deliveries were delayed due to the West Coast Longshoreman's lockout. Net income at Sports was up 37% for the quarter bringing net income 33% ahead on a year to date comparison. Our product placement is strong, our customers are optimistic, and our orders are outpacing last year resulting in our outlook for the final quarter to be one of optimism. We now have some of the best brand names in our categories and are focused on further developing product and strategies to build on their value.

         The Martin Yale group, which now includes Schleicher, posted net sales of $19,381,000 a 170% increase over the year ago quarter due entirely to the inclusion of Schleicher. Net sales year to date are $60,730,000, 165% ahead due once again entirely to the inclusion of Schleicher, which is benefiting from increased demand of high security shredders and a stepped up telemarketing effort. Net income for the group was up 82% for the quarter primarily due to the recognition of a gain on the extinguishment of a portion of the European debt, which will reduce the group's future interest expense. However, net income still trails the prior year 3% due to higher interest costs associated with the Schleicher acquisition and lower domestic sales of the Martin Yale branded products. Subsequent to the end of the third quarter, Martin Yale completed registration for 100% ownership of Schleicher's shares and is now in the relatively simple process of converting Schleicher to a private company. We are also in the process of consolidating the organizations with Dr. E. Leopold Dieck of Schleicher assuming the Presidency of the group, further restructuring the Schleicher European debt, and continuing the sales and product development co-operation that has already secured future increases in product placement domestically and abroad.

         Sweden Table Tennis AB and Escalade International, our two European joint ventures contributed 5(cent) per share to our third quarter earnings as both companies continued to grow in sales and profitability.

         During the quarter, we repurchased 10,000 of our shares for $160,000, leaving $1,000,000 available from the previously authorized $3,000,000 to purchase shares. We continue to evaluate opportunities and means of enhancing shareholder value.


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Escalade is a diversified holding company leveraging more than 75 years of operating experience to deliver outstanding products, value and customer relations through wholly owned subsidiaries. For more information on Escalade, Inc., please visit our website at www.EscaladeInc.com or contact Terry Frandsen, VP and CFO at 260/569-7208 or C.W. (Bill) Reed, President and CEO at 260/569-7233.

Unaudited, In Thousands, Except Per Share Data

                                                                                               TWELVE MONTHS
                                         THREE MONTHS ENDED        NINE MONTHS ENDED               ENDED
                                      October 4,   October 5,   October 4,   October 5,   October 4,    October 5,
                                         2003         2002         2003         2002         2003          2002

Net Sales                            $  73,660     $  51,859     $ 152,600     $ 101,566     $ 206,490     $ 149,741
Cost of Goods Sold                      53,552        36,686       103,371        70,599       143,936       106,279
Selling, and Administrative Costs       11,619         8,015        35,941        19,632        42,637        24,458
                                     ---------     ---------     ---------     ---------     ---------     ---------
Operating Income                         8,489         7,158        13,288        11,335        19,917        19,004
Interest Expense                          (700)         (303)       (1,800)         (670)       (2,080)         (932)
Other Income (Expense)                   1,124          (371)        1,084          (220)        1,235          (147)
Amortization of Goodwill                    --            --            --            --            --          (104)
                                     ---------     ---------     ---------     ---------     ---------     ---------
Income Before Taxes                      8,913         6,484        12,572        10,445        19,072        17,821
Provision for Income Taxes              (2,788)       (2,335)       (4,187)       (3,761)       (6,232)       (6,250)
                                     ---------     ---------     ---------     ---------     ---------     ---------

Net Income                           $   6,125     $   4,149     $   8,385     $   6,684     $  12,840     $  11,571
                                     =========     =========     =========     =========     =========     =========

Basic Earnings Per Share             $    0.95     $    0.64     $    1.29     $    1.03     $    1.98     $    1.79
Diluted Earnings Per Share           $    0.93     $    0.62     $    1.26     $    1.00     $    1.93     $    1.74
Average Shares Outstanding               6,427         6,509         6,481         6,479         6,488         6,466

                               October 4, 2003        October 5, 2002       December 28, 2002

Current Assets                     $110,414               $ 73,909               $ 59,417
Fixed Assets                         17,578                  8,776                  9,060
Other Assets                         16,593                 14,331                 14,960
Goodwill                             17,946                 13,351                 13,351
                                   --------               --------               --------
Total Assets                       $162,531               $110,367               $ 96,788
                                   ========               ========               ========

Current Liabilities                $ 77,047               $ 49,464               $ 32,376
Other Liabilities                    32,215                 19,515                 18,537
Stockholder's Equity                 53,269                 41,388                 45,875
                                   --------               --------               --------
Total Assets                       $162,531               $110,367               $ 96,788
                                   ========               ========               ========

                           FORWARD LOOKING STATEMENTS

          This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks, include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, Escalade's ability to successfully integrate the operations of acquired assets and businesses, new product development, the continuation and development of key customer and supplier relationships, Escalade's ability to control costs, general economic conditions, fluctuations in operating results, changes in the securities markets and other risks detailed from time to time in Escalade's filings with the Securities and Exchange Commission. Escalade's future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to update these forward-looking statements after the date of this report.